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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................


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                    [WYSER-PRATTE & SPEAR LEEDS LETTERHEAD]

                                                                January 31, 1997

            THE SPIN HAS CHANGED BUT THE SUBSTANCE REMAINS THE SAME.

DEAR REXENE SHAREHOLDER:

     WE HAVE REPEATEDLY CRITICIZED THE REXENE BOARD FOR INSISTING THAT ANY OFFER TO ACQUIRE THE COMPANY FOR $16 PER SHARE IN CASH BE CAPABLE OF CLOSING WITHIN 60 DAYS. THE 60-DAY CONDITION IS A ROADBLOCK TO A POTENTIAL SALE, BECAUSE IT TAKES AT LEAST 90 TO 120 DAYS TO COMPLETE AN ACQUISITION OF A PUBLIC COMPANY THROUGH A CASH MERGER.

         We say: If $16 is the best available price and the buyer wants to proceed with a cash merger, the board should accept the structure and get the deal done as quickly as possible. There is nothing abnormal about structuring an acquisition as a cash merger rather than as a tender offer.

         According to Mergerstat Review, only 17% of all acquisitions of public companies in 1995 were done by means of tender offers. This means that at least 83% of all 1995 acquisitions, whether tender offers or mergers, required more than 60 days to be completed.

         IF THE BOARD HAD ACCEPTED HUNTSMAN'S $16 PER SHARE OFFER IN OCTOBER, SHAREHOLDERS WOULD MOST LIKELY BE RECEIVING $16 IN CASH FOR THEIR SHARES NEXT MONTH, INSTEAD OF LISTENING TO ARGUMENTS FROM THE BOARD ABOUT HOW AN ACQUISITION SHOULD BE STRUCTURED.

                    DON'T BE FOOLED BY THE BOARD'S RHETORIC.

     Rexene's January 28 press release omits the Board's customary reference to the 60-day condition, and gives the impression that the Board may have changed its position -- NEVERTHELESS, THE FACTS ARE CLEAR FROM REXENE'S OWN SOLICITATION MATERIALS THAT NOTHING HAS CHANGED.

     We believe it is no accident that the Board is trying to minimize the 60-day condition in its most visible public statements. In deciding how to vote, please consider the following:

         The Board gives in to shareholder pressure and says it will not oppose a suitable $16 a share cash offer.

         But the Board does not want Rexene to be acquired, a fact it reveals when it says that this is not a 'propitious time' to sell the Company.

         SO IT ESTABLISHES A 60-DAY CLOSING CONDITION THAT IS AN EFFECTIVE BARRIER TO AN ACQUISITION OF THE COMPANY, AND GIVES THIS CONDITION AS LITTLE PUBLICITY AS POSSIBLE.
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     In  his latest fight letter, Andrew  Smith, the Company's CEO, doesn't even try to argue that a cash merger can be completed in 60 days. Instead he says that a buyer 'should be willing to make a tender offer,' knowing that Huntsman Corporation stated that it wanted to acquire Rexene in a cash merger, not a tender offer.

     Another sign of the Board's true intentions is its $1,000,000 agreement with Smith Barney, its new financial advisor on proxy contests and unsolicited acquisition proposals.

         Besides a base fee of $500,000, Smith Barney gets an additional $500,000 'payable only upon the abandonment or withdrawal of an unsolicited proposal or offer, including the solicitation by the Wyser-Pratte Group, . . .'

         IN OTHER WORDS, IF HUNTSMAN AND WYSER-PRATTE GO AWAY AND THINGS RETURN TO NORMAL -- AS THEY WERE BEFORE HUNTSMAN MADE ITS INITIAL OFFER WHEN THE STOCK WAS SELLING FOR $9 1/4 -- SMITH BARNEY WILL BE REWARDED WITH ANOTHER $500,000 OF YOUR MONEY FOR ITS EFFORTS.

                 MR. SMITH, IT'S TIME TO REMOVE THE ROADBLOCK.

     Mr. Smith tries to insult us by calling us 'short-term speculators.' All that means is that we are investors who have our own money at stake alongside yours. Meanwhile, the present Board has a total investment (excluding options) of less than 1% of the Company's stock and includes four members who sat on the board that put the Company into bankruptcy in 1992. We have assembled a slate that includes distinguished chemicals industry executives who are fully capable of directing the company's business until it enters into a value-maximizing transaction.

                       REJECT REXENE'S STALLING TACTICS.
                           VOTE YOUR GOLD CARD TODAY!

     THERE IS ONLY ONE WAY TO PUT AN END TO THE BOARD'S RESISTANCE TO A SALE OF THE COMPANY. JOIN US IN CALLING A SPECIAL MEETING OF SHAREHOLDERS BY EXECUTING AND RETURNING THE ENCLOSED GOLD AGENT DESIGNATION CARD BY OUR TARGET DATE OF FEBRUARY 14.

                                                    Sincerely,

              /s/ GUY P. WYSER-PRATTE                     /s/ FRED KAMBEITZ
                  --------------------                        ------------------
                  GUY P. WYSER-PRATTE                         FRED KAMBEITZ
                  Wyser-Pratte & Co., Inc.                    Spear, Leeds & Kellogg

 If you have questions or need assistance in executing your Agent Designation, please contact MacKenzie Partners, Inc. toll-free at (800) 322-2885.

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                                           [MACKENZIE PARTNERS, INC. LETTERHEAD]


NEWS RELEASE

CONTACT:
Stanley J. Kay, Jr.

212/929-5940

FOR IMMEDIATE RELEASE:



                    THE PROXY MONITOR ENDORSES REXENE SPECIAL
                   MEETING CALL BY WYSER-PRATTE, SPEAR, LEEDS.

            WYSER PRATTE, SPEAR, LEEDS MAILS ANOTHER LETTER TO REXENE HOLDERS URGING, "DON'T BE FOOLED BY THE BOARD'S RHETORIC."

NEW YORK, NY, January 31, 1997 -- Guy P. Wyser-Pratte, president of Wyser-Pratte & Co., Inc. and Fred Kambeitz, managing director of Spear, Leeds & Kellogg, announced today that The Proxy Monitor a leading proxy contest publication and advisory firm, has recommended that its clients support the Wyser-Pratte/Spear, Leeds call for a special meeting of shareholders of Rexene Corp. (NYSE: RXN).

In its analysis, The Proxy Monitor rejected the Rexene Board's argument that a special shareholders meeting would be a waste of time and money and said that "a special meeting could not only clear the air on l'affaire Huntsman but also serve the useful purpose of subjecting management's stewardship on this important matter to a de facto referendum."

Messrs. Wyser-Pratte and Kambeitz also sent a letter to Rexene shareholders today warning shareholders: "Don't be fooled by the Board's rhetoric."

They said that the Board's insistence that a $16 per share cash offer be capable of closing within 60 days was "a 'roadblock' to a potential sale, because it takes at least 90 to 120 days to complete an acquisition of a public company through a cash merger."

They letter further states: "Rexene's January 28 press release omits the Board's customary reference to the 60-day condition, and gives the impression that the Board may have changed its position--nevertheless, the facts are clear from Rexene's own solicitation materials that nothing has changed."

Wyser-Pratte and Kambeitz also pointed out that "There is nothing abnormal about structuring an acquisition as a cash merger rather than as a tender offer" citing published statistics that only 17% of all acquisitions of public companies in 1995 were done through tender offers.


                                    - more -


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January 31, 1997
Page Two

The letter also called attention to Rexene's $1,000,000 agreement with Smith Barney, its new financial advisor, whose engagement by management includes a $500,000 bonus "payable only upon the abandonment or withdrawal of an unsolicited proposal or offer, including the solicitation by the Wyser-Pratte Group,..."

The letter says, "In other words, if Huntsman and Wyser-Pratte go away and things return to normal---as they were before Huntsman made its initial offer when the stock was selling for $9 1/4--- Smith Barney will be rewarded with another $500,000 of your money for its efforts."

                                      # # #

NOTE TO EDITOR NOTE: For a complete copy of the letter to Rexene shareholders, please contact MacKenzie
                     Partners, Inc. at (800) 322-2885.